Exhibit 99.1

         National Atlantic Reports Third Quarter 2007 Financial Results

    FREEHOLD, N.J.--(BUSINESS WIRE)--Nov. 7, 2007--National Atlantic Holdings Corporation (Nasdaq: NAHC):

    Third Quarter Highlights:

    --  Higher losses in bodily injury claims during the quarter

    -- Total revenues up 6.3% for the three months and 4.9% for the nine months ended September 30, 2007

    --  Homeowners premiums up 24.8%

    --  Commercial lines premiums up 18.0%

    -- Company begins underwriting New Jersey workers' compensation insurance

    National Atlantic Holdings Corporation (Nasdaq: NAHC), a provider of specialized property-casualty insurance products and related insurance services based in Freehold, N.J., today announced financial results for the third quarter and nine months ended September 30, 2007.

    The net loss for the three months ended September 30, 2007 were ($9.2) million or ($0.83) per share (diluted), compared with net income of $4.4 million or $0.38 per share (diluted) for the same period in 2006. The net loss for the nine months ended September 30, 2007 were ($4.1) million or ($0.37) per share (diluted), compared with net income of $11.4 million or $0.99 per share (diluted) for the same period in 2006.

    Diluted earnings per share for the three months ended September 30, 2007 were based on weighted average common shares (diluted) of 11,244,376 compared with weighted average common shares (diluted) of 11,500,074 for the three months ended June 30, 2006. Diluted earnings per share for the nine months ended September 30, 2007 were based on weighted average common shares (diluted) of 11,287,629 compared with weighted average common shares (diluted) of 11,466,542 for the nine months ended September 30, 2006. Book value per share at September 30, 2007 decreased $0.29 to $13.28 from $13.57 at December 31, 2006.

    Total revenues for the three months ended September 30, 2007 increased by $2.8 million, or 6.3%, to $47.2 million from $44.4 million for the three months ended September 30, 2006. Total revenues for the nine months ended September 30, 2007 increased by $6.4 million, or 4.9%, to $137.0 million from $130.6 million for the nine months ended June 30, 2006.

    "We are disappointed with the results of the quarter and have taken decisive steps to remedy the problem," said James V. Gorman, Chairman and Chief Executive Officer. "Our other lines of business are performing well, but we remain focused upon a quick turnaround in our personal auto line of business," he said.

    Premiums

    For the three months ended September 30, 2007, our direct written premium increased by $2.9 million, or 6.4% to $48.5 million from $45.6 million in the comparable period in 2006. For the nine months
September 30, 2007, our direct written premium increased by $5.6 million, or 4.1% to $141.1 million from $135.5 million in the comparable period in 2006.

    Net written premiums for the three months ended September 30, 2007 increased by $2.3 million, or 5.3%, to $45.7 million from $43.4 million in the comparable 2006 period. Net written premiums for the nine months ended September 30, 2007 increased by $3.6 million, or 2.8%, to $131.5 million from $127.9 million in the comparable 2006 period.

    Net premiums earned for the three months ended September 30, 2007 increased by $2.6 million, or 6.5%, to $42.3 million from $39.7 million in the comparable 2006 period. Net premiums earned for the nine months ended September 30, 2007 increased by $5.6 million, or 4.8%, to $122.6 million from $117.0 million in the comparable 2006 period.

    Line of Business Data

    The table below shows our revenues in each of our lines of business for the periods indicated and the year-over-year percentage changes.



       Direct Written Premiums by Line of Business
                      (in thousands)

                    For the three months ended September
                                     30,

                   ---------------------------------------
                                       Increase/  Change
Direct Written                         (Decrease)
 Premiums               2007      2006               %
---------------------------- --------- -------------------
                              ($ in thousands)

Private Passenger
 Automobile          $28,476   $29,247     $(771)    (2.6)
Homeowners            11,451     9,172      2,279    24.8%
Commercial Lines       8,529     7,226      1,303    18.0%
                   --------- --------- -------------------
                     $48,456   $45,645     $2,811     6.2%
                   ========= ========= ===================




                   For the nine months ended September 30,

                   ---------------------------------------
                                       Increase/  Change
Direct Written                         (Decrease)
 Premiums               2007      2006               %
---------------------------- --------- -------------------
                              ($ in thousands)

Private Passenger
 Automobile          $82,858   $90,398   $(7,540)   (8.3%)
Homeowners            28,424    21,559      6,865    31.8%
Commercial Lines      29,862    23,526      6,336    26.9%
                   --------- --------- -------------------
                    $141,144  $135,483     $5,661     4.2%
                   ========= ========= ===================




          Net Earned Premiums by Line of Business
                      (in thousands)

                     For the three months ended September
                                       30,

                     --------------------------------------
                                         Increase/  Change
Net Earned Premiums        2007     2006 (Decrease)   %
-------------------- ---------- -------- ------------------
                      ($ in thousands)

Private Passenger
 Automobile              26,109   27,217    (1,108)  (4.1%)
Homeowners                8,003    5,552      2,451   44.1%
Commercial Lines          8,146    6,913      1,233   17.8%
                     ---------- -------- ------------------
                         42,258   39,682      2,576    6.5%
                     ========== ======== ==================




                    For the nine months ended September 30,

                    ---------------------------------------
                                       Increase/   Change
Net Earned Premiums     2007      2006 (Decrease)    %
---------------------------- --------- --------------------
                     ($ in thousands)

Private Passenger
 Automobile           77,767    82,976    (5,209)    (6.3%)
Homeowners            21,965    14,711      7,254     49.3%
Commercial Lines      22,885    19,305      3,580     18.5%
                    -------- --------- --------------------
                     122,617   116,992      5,625      4.8%
                    ======== ========= ====================


    Net Investment Income

    Net investment income for the three months ended September 30, 2007 increased by $0.3 million, or 7.3%, to $4.4 million from $4.1 million in the comparable 2006 period. Net investment income for the nine months ended September 30, 2007 increased by $1.0 million, or 8.4%, to $12.9 million from $11.9 million in the comparable 2006 period. The increase was primarily due to an increase in invested assets which were $330.7 million and $314.9 million at September 30, 2007 and 2006, respectively. Our average book yield to maturity as of September 30, 2007 and 2006 was 5.31% and 5.45%, respectively.

    Loss and loss adjustment expenses incurred

    Losses and loss adjustment expenses incurred for the three months ended September 30, 2007 increased by $23.6 million, or 92.2%, to $49.2 million from $25.6 million in the comparable 2006 period. Losses and loss adjustment expenses incurred for the nine months ended September 30, 2007 increased by $27.9 million, or 36.7%, to $103.9 million from $76.0 million in the comparable 2006 period. As a percentage of net premiums earned, losses and loss adjustment expenses incurred for the three months ended September 30, 2007 was 116.3% compared to 64.5% for the three months ended September 30, 2006. The ratio of net incurred losses, excluding loss adjustment expenses, to net premiums earned for the three months ended September 30, 2007 and 2006 was 92.0% and 58.4%, respectively. As a percentage of net premiums earned, losses and loss adjustment expenses incurred for the nine months ended September 30, 2007 was 84.7% compared to 65.0% for the nine months ended September 30, 2006. The ratio of net incurred losses, excluding loss adjustment expenses, to net premiums earned for the nine months ended September 30, 2007 and 2006 was 72.1% and 59.9%, respectively.

    For the three months and nine months ended September 30, 2007, reserves have increased by $17.6 million and $9.4 million, respectively, principally as a result of the strengthening of the reserves for bodily injury claims. During the third quarter it was determined that the Company's policy related to claims handling procedures and reserving practices were not applied consistently, primarily within the bodily injury claims unit. As part of the resolution of this matter, the Company retained an independent claims consulting firm.

    Conference Call Details

    The Company will host an investor conference call the morning of November 8, 2007 at 10:00 a.m. Eastern Time (ET). Following a brief presentation by management, participants will have the opportunity to ask questions.

    The conference call can be accessed by dialing 888-240-1362 (U.S. callers) or 913-312-0420 (international callers). Those who intend to participate in the teleconference should register at least ten minutes in advance to ensure access to the call. The conference call can also be accessed via webcast through the Company's web site at www.national-atlantic.com.

    The teleconference will be recorded and a replay will be available from 1:00 p.m. ET on Thursday, November 8, 2007 until 1:00 p.m. ET on Tuesday, November 13, 2007. . To access the replay by telephone, dial 888-203-1112 (U.S. callers) or 719-457-0820 (international callers) and specify passcode 8484766. The teleconference will also be archived on the Investor Relations section of NAHC's website at www.national-atlantic.com.

    About NAHC:

    National Atlantic Holdings Corporation (NAHC) and its subsidiaries provide property and casualty insurance and insurance-related services to individuals, families and businesses.

    The Company's insurance products are designed to attract a broad spectrum of policyholders for their private passenger automobile, homeowners, and personal excess ("umbrella") and specialty property liability coverage. For businesses, the Company offers a range of commercial insurance products, including commercial property, commercial general liability, and business auto, as well as claims administrative services to self-insured corporations.

    National Atlantic distributes its products exclusively through independent insurance agents, known as "Partner Agents," who are required to become shareholders in National Atlantic in order to represent the Company as an agent. The Company offers insurance products through its subsidiaries, Proformance Insurance Company and Mayfair Reinsurance Company, and insurance-related services through Riverview Professional Services and the National Atlantic Insurance Agency.

    Safe Harbor Statement Regarding Forward-Looking Statements

    Management believes certain statements in this press release may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and risks, many of which are subject to change. As a consequence, current plans, anticipated actions and future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. Additionally, forward-looking statements speak only as of the date they are made, and we undertake no obligation to release publicly the results of any future revisions or updates we may make to forward-looking statements to reflect new information or circumstances after the date hereof or to reflect the occurrence of future events.



       NATIONAL ATLANTIC HOLDINGS CORPORATION AND SUBSIDIARIES
                CONDENSED CONSOLIDATED BALANCE SHEETS
                  (in thousands, except share data)

                                                September   December
                                                    30,        31,

                                               ----------- -----------

                                                  2007        2006
                                               (Unaudited) (Unaudited)

                                               ----------- -----------
Investments:
    Fixed maturities held-to-maturity (fair
     value at September 30, 2007 and December
     31, 2006 was $41,162 and $41,401,
     respectively)                                 $42,140     $42,168
    Fixed maturities available-for-sale
     (amortized cost at September 30, 2007 and
     December 31, 2006 was $286,863 and
     $275,810, respectively)                       286,707     273,724
    Equity securities (cost at September 30,
     2007 and December 31, 2006 was $1,459 and
     $2,288, respectively)                           1,376       2,427
    Short-term investments (cost at September
     30, 2007 and December 31, 2006, was $457
     and $453, respectively)                           457         453

                                               ----------- -----------

           Total investments                       330,680     318,772
Cash and cash equivalents                           16,155      26,288
Accrued investment income                            4,523       4,122
Premiums receivable - net                           56,140      49,976
Reinsurance recoverables and receivables            22,618      26,914
Deferred acquisition costs                          18,735      18,601
Property and equipment - net                         3,252       1,988
Income taxes recoverable                             5,774           -
Other assets                                         5,884       6,169

                                               ----------- -----------

Total assets                                      $463,761    $452,830

                                               ----------- -----------


Liabilities and Stockholders' Equity:

Liabilities:
Unpaid losses and loss adjustment expenses        $200,570    $191,386
Unearned premiums                                   94,921      85,523
Accounts payable and accrued expenses                2,807       2,420
Deferred income taxes                                9,396       9,967
Income taxes payable                                     -       3,026
Other liabilities                                   10,349       9,620

                                               ----------- -----------

              Total liabilities                    318,043     301,942

                                               ----------- -----------


Commitments and Contingencies:                           -           -

                                               ----------- -----------
Stockholders' equity:
Common Stock, no par value (50,000,000 shares
 authorized; 11,361,290 shares issued and
 10,969,187 shares outstanding as of September
 30, 2007, respectively; 11,288,190 shares
 issued and 11,121,941 shares outstanding as of
 December 31, 2006, respectively)                   97,753      97,570
Retained earnings                                   52,676      56,735
Accumulated other comprehensive loss                 (540)     (1,694)
Common stock held in treasury, at cost (392,103
 shares and 166,249 shares held as of September
 30, 2007 and December 31, 2006, respectively)     (4,171)     (1,723)

                                               ----------- -----------

           Total stockholders' equity              145,718     150,888

                                               ----------- -----------

Total liabilities and stockholders' equity        $463,761    $452,830




       NATIONAL ATLANTIC HOLDINGS CORPORATION AND SUBSIDIARIES
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME
            (in thousands, except earnings per share data)

                        For the three months    For the nine months
                          ended September 30,    ended September 30,

                       ----------------------- -----------------------
                          2007        2006        2007        2006
                       (Unaudited) (Unaudited) (Unaudited) (Unaudited)

                       ----------- ----------- ----------- -----------

Revenue:
  Net premiums earned      $42,258     $39,682    $122,617    $116,992
  Net investment
   income                    4,396       4,116      12,926      11,905
  Net realized
   investment gains             26         297         276         595
  Other income                 471         330       1,204       1,123

                       ----------- ----------- ----------- -----------

         Total revenue      47,151      44,425     137,023     130,615

                       ----------- ----------- ----------- -----------



Costs and Expenses:
  Loss and loss
   adjustment expenses
   incurred                 49,223      25,586     103,891      75,972
  Underwriting,
   acquisition and
   insurance related
   expenses                 13,081      12,195      39,252      36,243
  Other operating and
   general expenses          (438)         566         977       1,757

                       ----------- ----------- ----------- -----------

         Total costs
          and expenses      61,866      38,347     144,120     113,972

                       ----------- ----------- ----------- -----------

(Loss) income before
 income taxes             (14,715)       6,078     (7,097)      16,643
(Benefit) provision
 for income taxes          (5,525)       1,697     (3,038)       5,250

                       ----------- ----------- ----------- -----------

Net (Loss) Income         $(9,190)      $4,381    $(4,059)     $11,393

                       ----------- ----------- ----------- -----------



Net (loss) income per
 share Common Stock -
 Basic                     $(0.83)       $0.39     $(0.37)       $1.01
Net (loss) income per
 share Common Stock -
 Diluted                   $(0.83)       $0.38     $(0.37)       $0.99




       NATIONAL ATLANTIC HOLDINGS CORPORATION AND SUBSIDIARIES
        CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                                (in thousands)

                        For the three months    For the nine months
                          ended September 30,    ended September 30,

                       ----------------------- -----------------------

                          2007        2006        2007        2006
                       (Unaudited) (Unaudited) (Unaudited) (Unaudited)

                       ----------- ----------- ----------- -----------

Net (Loss) Income         $(9,190)      $4,381    $(4,059)     $11,393

Other comprehensive
 income - net of tax:
  Net holding gains
   arising during the
   period                    1,813       2,680       1,194         124
  Reclassification
   adjustment for
   realized losses
   (gains) included in
   net income                   25       (328)        (84)        (12)
  Amortization of
   unrealized loss
   recorded on transfer
   of fixed income
   securities to held-
   to-maturity                  14         (2)          44          44

                       ----------- ----------- ----------- -----------

        Total other
         comprehensive
         income              1,852       2,350       1,154         156

                       ----------- ----------- ----------- -----------

Comprehensive (Loss)
 Income                   $(7,338)      $6,731    $(2,905)     $11,549




                                   EARNINGS PER SHARE
                              AND BOOK VALUE CALCULATIONS

                     For the three months    For the nine months ended
                      ended September 30,          September 30,
                   ---------------------------------------------------
                           2007         2006         2007         2006

                   ------------ ------------ ------------ ------------


Net Income
 applicable to
 common
 stockholders      $(9,189,853)   $4,381,341 $(4,059,085)  $11,393,244

Weighted average
 common shares -
 basic               11,060,115   11,266,323   11,099,933   11,230,184
Effect of dilutive
 securities:
Options                 184,261      233,751      187,696      236,358

                   ------------ ------------ ------------ ------------

Weighted average
 common shares -
 diluted             11,244,376   11,500,074   11,287,629   11,466,542

                   ------------ ------------ ------------ ------------

Basic Earnings Per
 Share                  $(0.83)        $0.39      $(0.37)        $1.01

                   ------------ ------------ ------------ ------------

Diluted Earnings
 per Share              $(0.83)        $0.38      $(0.37)        $0.99

                   ------------ ------------ ------------ ------------



                          Book Value          Net Tangible Book Value
                      As of        As of        As of        As of
                    September   December 31,  September   December 31,
                        30,                       30,
                   ------------ ------------ ------------ ------------
                           2007         2006         2007         2006

                   ------------ ------------ ------------ ------------


Total Shareholders
 Equity            $145,719,047 $150,888,328 $145,719,047 $150,888,328
Less: Deferred
 Acquisition Cost
 Asset (DAC)                  -            - (18,735,117) (18,601,390)
                   ------------ ------------ ------------ ------------
Shareholders
 Equity - net       145,719,047  150,888,328  126,983,930  132,286,938
Total Common
 Shares
 Outstanding         10,969,187   11,121,941   10,969,187   11,121,941

                   ------------ ------------ ------------ ------------

Book Value               $13.28       $13.57       $11.58       $11.89

MULTIMEDIA AVAILABLE:
http://www.businesswire.com/cgi-bin/mmg.cgi?eid=5540455

    --30--

    CONTACT: National Atlantic Holdings Corporation
             Frank J. Prudente, 732-665-1145
             Executive Vice President
             Treasurer and Chief Accounting Officer